Exhibit (j.2)	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to reference to us under the heading “Financial Highlights” in the Prospectus which is part of the Post Effective Amendment No. 64 to Registration Statement No. 33-11371 on Form N-1A.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

April 29, 2014